EXHIBIT 10(b)

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made this the 1st day of April, 2002, by and between Breda Telephone Corp., an Iowa Corporation, hereinafter referred to as "Breda", and Jane Morlok, the Chief Financial Officer and Co-Chief Executive Officer, hereinafter referred to as "Jane".

      WHEREAS, Jane is presently employed by Breda pursuant to an Employment Agreement dated the 11th day of September, 2001, and

      WHEREAS, the parties hereto desire to terminate that agreement and enter into a new agreement based on the terms and conditions set forth below.

      NOW, therefore in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

      1. Termination of Old Employment Agreement. The parties hereto agree that the old Employment Agreement shall be terminated concurrently with the execution of this agreement and shall be of no further force or effect. The parties hereto waive and release all rights that they may have under the old Employment Agreement as of the date hereof.

      2. Employment and Duties. Breda employs Jane in the capacity as Chief Financial Officer and Co-Chief Executive Officer, subject to the control of the Board of Directors. Jane shall perform such other and additional duties as shall be assigned to her from time to time by such Board of Directors.

      3. Compensation. During the term of this agreement, Breda shall pay Jane a salary and bonus as follows:

            (a) Salary. Jane's yearly salary shall be $80,000.00, payable in accordance with Breda's regular payroll procedures.

            (b) Bonus. The system for determining a bonus for Jane has been established by the Board of Directors. A copy of the procedure is attached hereto and marked as "Attachment A", and made a part hereof. The final determination as to the amount of the bonus rests solely in the discretion of the Board of Directors. However, the Board does hereby agree that the methodology and procedures will follow the guidelines as outlined in the "Attachment A".

      4. Other Employee Benefits. Jane shall be entitled to all employee benefits extended, from time to time, to all full time employees of Breda.

      5. Extent of Service. Jane shall devote her entire attention and energy to the business and affairs of Breda, and should not be engaged in any other business activity, whether or not such business activity is a pursuit for gain, profit or other pecuniary advantage, unless Breda consents to

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Jane's involvement in such business activity. This restriction shall not be construed as preventing Jane from investing her assets in a form or manner that would not require Jane's services in the operation of any of the company in which such investments are made.

      6. Term. The term of this agreement shall begin on the date this document is executed, and shall terminate on the 1st day of April, 2003.

      7. Termination Without Cause. Breda may terminate this agreement at any time, without cause, by giving thirty (30) days written notice to Jane. In that event, if requested by Breda, Jane shall continue to render her services and shall be paid her regular compensation up to the date of termination. In addition, Jane shall be paid on the date of termination the severance allowance equal to the amount remaining to be paid under this contract.

      Jane may terminate this agreement, at any time, by giving sixty (60) days notice to Breda. In that event, Breda shall pay Jane her compensation up to the date of termination. Jane shall not be entitled to any severance payment and will not be considered for any performance upon her voluntary termination.

      8. Termination for Cause. Breda may terminate this agreement for cause upon five (5) days written notice to Jane stating the reason for said termination. Matters which would be considered terminable for cause would include, but not be limited to:

            (a)   Fraud or theft;

            (b)   Falsifying records;

            (c) Refusal to carry out a specific order of the Board of Directors;

            (d)   Abuse, discrimination, or harassment of another employee;

            (e)   Unauthorized dissemination of records or information;

            (f)   Divulging confidential information;

            (g) Possession of illegal drugs or weapons while on Breda property;

            (h) Conviction of a crime, the nature of which would be calculated to render an employee undesirable as a co-manager and detrimental to the best interest of the company; and

            (i) Using or possessing intoxicants or narcotics of any kind while on company premises or being at work under the influence of such substances.

      9. Illness or disability. If Jane is absent from her employment by reason of illness or other incapacity for more than twenty-six (26) consecutive weeks, Breda may, after such twenty-six (26) consecutive weeks, but only if Jane then fails to return to active employment with Breda, terminate Jane's employment by furnishing her with notice of termination. Breda shall pay Jane compensation during any period of illness or incapacity in accordance with Breda's sick pay policy then in effect.

      10. Death. If Jane's employment terminates by reason of her death, Breda shall only be obligated to make the payments required under its pension plan.


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      11. Restrictive Covenants. During the term of this agreement, and for a period of one (1) year hereafter, Jane shall not, either as an individual or on her own account, or as a partner, joint venture, employee, agent, officer, director or shareholder, directly or indirectly (a) enter into or engage in any business competitive with that of Breda within fifty (50) mile area in which Breda is then doing business; and (b) solicit or attempt to solicit any of Breda's customers with the intent or purpose to perform services for such customers which are the same or similar to those provided to the customer by Breda, or to sell to such customers goods which are the same or similar to those provided to customers by Breda.

      12. Confidential Information. Jane acknowledges and agrees that all information of a technical or business nature, such as know how, trade secrets, business plans, data, processes, techniques, customer information, inventions, discoveries and devices, acquired by Jane in the course of her employment under this agreement, is valuable, proprietary information of Breda. Jane agrees that such confidential information whether in written, verbal or model form shall not be disclosed to anyone outside of the employment of Breda, without Breda's written consent.

      13. Return of Documents. Upon the termination of Jane's employment with or without cause, Jane shall immediately return and deliver to Breda and shall not retain any originals or copies of any books, papers, price lists, customer contacts, bids, customer lists, files, notebooks or any other documents containing any of the confidential information or otherwise relating to Jane's performance of duties under this agreement. Jane further acknowledges and agrees that all such documents are Breda's sole and exclusive property.

      14. Expenses. Jane is authorized to incur only such expenses for promoting and continuing Breda's business as Breda may from time to time deem reasonable and appropriate. Breda will reimburse Jane for all such expenses upon Jane's presentation of receipts and an itemized accounting therefore.

      15. Construction of Agreement. This agreement shall be interpreted, constructed and governed by and under the laws of the State of Iowa. If any provision or clause of this agreement or the application thereof to either party is held to be invalid by a court of competent jurisdiction, then such provision shall be severed therefrom and such invalidity shall not effect any other provision of this agreement.

            (a) In the event that the provisions of paragraph 11 shall ever be deemed to exceed the time or geographical limits permitted by applicable law, then such provision shall be reformed to the maximum time and geographical limits permitted by applicable law.

            (b) The representations, warranties, covenants and agreements of the parties shall be revived continuously during the Term, or in consideration of the compensation paid to Jane, and shall survive the termination of this agreement.


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            (c)   This agreement contains the entire agreement between the
                  parties hereto with respect to the subject matter hereof, and there are no understandings, representations or warranties of any kind between the parties except as expressly set forth herein.

            (d) Neither this agreement nor any right or obligation of Jane hereunder may be assigned by Jane without the prior written consent of Breda.

            (e) Subject thereto, this agreement and the covenants and conditions herein contained shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

                                          BREDA TELEPHONE CORP.


/s/ Jane Morlok                          /s/ Dean Schettler
------------------------                 ---------------------------------------
Jane Morlok                              By Dean Schettler, President


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                                 "Attachment A"
                            Performance Bonus Rating
                              Calendar Year Results

Title:                     CFO / Co-CEO
Period in Review:          April 1, 2002 to March 31, 2003
Eligibility:               CFO / Co-CEO on payroll through calendar year 2002
Initial Reviewers:         Board of Directors Compensation Committee
Approval:                  Full Board of Directors
Payout Timing:             Following Annual Stockholders' Meeting

                                            Below        As Expected     Above
                                           (0 pts.)       (1 pts.)      (2 pts.)

      Employees                            ________      ________     _________
      Board of Directors                   ________      ________     _________
      Increase Operating Revenue           ________      ________     _________
      Development of Contingency Plan      ________      ________     _________
      COO Development                      ________      ________     _________
      Convention / Networking              ________      ________     _________
      Vendors / Investors                  ________      ________     _________

                                           (0 pts.)       (3 pts.)      (6 pts.)
     Limitation on Hours                   ________      ________     _________

Total Performance Bonus                    ________      ________     _________
     Max Bonus Potential                      0%            10%          20%

Comments:_______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Key Manager Annual Performance Bonus recommendation for the year of _________, by the Compensation Committee Directors (signatures / dates below).


___________________________                     ________________________________

___________________________________________________________           __________


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